UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 5, 2008
ORBITAL SCIENCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14279	06-1209561

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
21839 Atlantic Boulevard, Dulles, Virginia 20166
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (703) 406-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 5, 2008, Orbital Sciences Corporation (the “Corporation”) and Corporate Property Associates 9, L.P. (the “Landlord”) entered into a Fourth Amendment to Lease Agreement (the “Fourth Amendment”) pursuant to which the parties agreed to certain amendments to the Lease Agreement dated September 29, 1989, as amended (the “Lease”), entered into by and between the Corporation (as successor by merger with Space Data Corporation) and the Landlord (as successor by merger with Corporate Property Associates 8, L.P.).
     Pursuant to the Fourth Amendment, the term of the Lease is extended to expire on September 29, 2019 and the Corporation has three remaining five-year renewal options. The Fourth Amendment further provides that, effective as of September 1, 2008, base rent is reduced to $2,770,560 per annum and will be subject to only one adjustment on October 1, 2014 in accordance with terms of the Lease. In addition, subject to certain terms and conditions, the Landlord agrees to reimburse to the Corporation up to $5,250,000 of the actual costs the Corporation incurs in making certain improvements to the leased premises. Any amounts reimbursed by the Landlord after the initial $1,250,000 will be amortized and repaid by the Corporation as additional rent with interest.
     The foregoing description is qualified in its entirety by reference to the provisions of the Fourth Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.0l Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Lease Agreement dated as of November 5, 2008, by and between Corporate Property Associates 9, L.P. and Orbital Sciences Corporation.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)
Date: November 12, 2008	By:	/s/ Garrett E. Pierce
Garrett E. Pierce
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Lease Agreement dated as of November 5, 2008, by and between Corporate Property Associates 9, L.P. and Orbital Sciences Corporation.